      As filed with the Securities and Exchange Commission
                       on April 11, 2001.

                                    Registration No. 333-
______________________________________________________________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                      _____________________

                   GREENPOINT FINANCIAL CORP.
     (Exact Name of Registrant as Specified in Its Charter)

         Delaware                      06-1379001
(State or Other Jurisdiction of        (I.R.S. Employer
Incorporation or Organization)         Identification No.)

                         90 Park Avenue
                    New York, New York 10016
            (Address of Principal Executive Offices)

     GreenPoint Financial Corp. Non-Employee Directors 2001
                        Stock Option Plan
                    (Full Title of the Plan)
                       __________________

                     Howard C. Bluver, Esq.
     Executive Vice President, General Counsel and Secretary
                   GreenPoint Financial Corp.
                         90 Park Avenue
                    New York, New York 10016
                         (212) 834-1000
(Name, Address and Telephone Number, Including Area Code, of
Agent for Service)

                            Copy to:
                      Bruce D. Senzel, Esq.
                     One Battery Park Plaza
                       Seward & Kissel LLP
                    New York, New York 10004
                         (212) 574-1200

                 CALCULATION OF REGISTRATION FEE
______________________________________________________________

                                          Proposed Maximum  Proposed Maximum
Title of Securities         Amount to      Offering Price       Aggregate             Amount of
 to be Registered      be Registered(1)(2)  Per Share(3)    Offering Price(3)    Registration Fee(2)

Common Stock, par
value $.01 per share     263,000 shares       $31.07           $8,171,410             $2,043

1. Plus such indeterminate number of shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rules 416(a) and (b) under the Securities Act of 1933, as amended (the "Securities Act").

2. This Registration Statement is also deemed, pursuant to Instruction E to Form S-8, to relate to 12,000 shares of the 1,450,000 shares (in both cases, as adjusted for the dividend of one share of common stock for each outstanding share of common stock made by the Corporation on March 4, 1998 (the "Two-for-One Stock Split")) previously registered on Form S-8 (File No. 33-87760) in connection with the GreenPoint Financial Corp. Non-Employee Directors Stock
     Option Plan (the "1994 Plan"), with respect to which a fee of $5,125 was previously paid. As described in the Explanatory Note below, the amount of the registration fee is based solely on the two hundred and sixty three thousand shares registered in this Registration Statement.

3. Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are estimated on the basis of the average of the high and low sales prices of the Registrant's shares as reported for New York Stock Exchange composite transactions on April 5, 2001.

______________________________________________________________

EXPLANATORY NOTE

         (1) This Registration Statement relates to the adoption of the GreenPoint Financial Corp. Non-Employee Directors 2001
Stock Option Plan authorizing 275,000 shares of common stock to be issued thereunder.


         (2)  On December 23, 1994, a total of 1,450,000 (as
adjusted for the Two-for-One Stock Split) shares of common stock of GP Financial Corp. (subsequently GreenPoint Financial Corp. the "Corporation" or the "Registrant"), to be issued in connection with the 1994 Plan, were registered with the Securities and Exchange Commission (the "Commission") by Registration Statement on Form S-8 (File No. 33-87760). On
May 8, 2001, the stockholders of the Corporation will be asked to approve the GreenPoint Financial Corp., Non-Employee Directors 2001 Stock Option Plan (the "2001 Plan"). A total of twelve thousand (12,000) (as adjusted for the Two-for-One Stock Split) shares of common stock registered on December 23, 1994 are not, and will not be, the subject of awards under the 1994 Plan. Such twelve thousand (12,000) shares of common stock are available for award under the 2001 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Commission pertaining to Form S-8 set forth in the Division of Corporation Finance's Manual of Publicly-Available Telephone Interpretations (July
2000), these twelve thousand (12,000) shares of common stock are carried forward to, and deemed covered by, this Registration Statement.

_________________________________________________________________

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS*

Item 1.  Plan Information

Item 2.  Registrant Information and Employee Plan Annual
         Information.

_________________________________________________________________

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.


____________________

* This information is not required to be included in, and is not incorporated by reference in, this Registration
    Statement.

         The following documents filed by the Corporation with the Commission are hereby incorporated by reference herein:

         (a) (i) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 dated March 23, 2001;
and (ii) the Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 2000;

         (b)  The "Description of Registrant's Securities to be
Registered" contained in the Corporation's Registration Statement on Form 8-A dated September 27, 1993 filed under the Securities
Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as an "Incorporated Document").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Howard C. Bluver, who is giving an opinion regarding the validity of the securities being registered hereby, is Executive Vice President, General Counsel and Secretary of the Corporation. As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Bluver exceeds $50,000 and, accordingly, such interest is deemed to represent a substantial interest in the Registrant.

Item 6.  Indemnification of Directors and Officers.

         The Certificate of Incorporation of the Corporation (the
"Certificate") includes provisions for the indemnification of directors and officers. Sections A, B, D and E of Article TENTH of the Certificate provide as follows:

    A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

    B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

    D. The rights to indemnification and to the advancement of expense conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

    E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or Subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Sections 145(a) to (g) of the Delaware General
Corporation Law provide as follows:

    (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

    (b) A corporation shall have the power indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

    (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

    (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         The Registrant maintains an insurance policy insuring the directors and officers of the Corporation against certain acts and omissions while acting in their official capacities.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit Number     Description

      4            GreenPoint Financial Corp. Non-Employee
                   Directors 2001 Stock Option Plan

      5            Opinion of Howard C. Bluver, Esq., Executive
                   Vice President, General Counsel and Secretary of the Registrant

    23.1           Consent of Howard C. Bluver, Esq., Executive
                   Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5)

    23.2           Consent of PricewaterhouseCoopers LLP

     24 Powers of Attorney (included in the signature page to this Registration Statement)

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i)  To include any prospectus required by section
              10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and
         (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on the 11th day of April, 2001.

                             GREENPOINT FINANCIAL CORP.


                             By:/s/Thomas S. Johnson
                                  Thomas S. Johnson
                                  Chairman of the Board
                                  and Chief Executive Officer


         Each person whose individual signature appears below hereby makes, constitutes and appoints Thomas S. Johnson to sign for such person and in such person's name and capacity indicated below, this and any subsequent registration statement, including each pre-effective or post-effective amendment hereto or thereto, relating to the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan, and shares of common stock thereunder.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Name                 Title                     Date

/s/ Thomas S. Johnson        Chairman of the      March 13, 2001
___________________          Board and Chief
Thomas S. Johnson            Executive Officer

/s/ Bharat B. Bhatt          Member of the        March 13, 2001
___________________          Board, President
Bharat B. Bhatt              and Chief Operating
                             Officer

/s/ Peter T. Paul            Member of the Board  March 13, 2001
___________________          and Vice Chairman
Peter T. Paul

/s/ Jeffrey R. Leeds         Executive Vice       March 13, 2001
___________________          President and
Jeffrey R. Leeds             Chief Financial
                             Officer

/s/ Joseph D. Perillo        Senior Vice          March 13, 2001
___________________          President and
Joseph D. Perillo            Controller


/s/ Robert M. McLane         Director             March 13, 2001
___________________
Robert M. McLane


/s/ Dan F. Huebner           Director             March 13, 2001
___________________
Dan F. Huebner


/s/ Robert P. Quinn          Director             March 13, 2001
___________________
Robert P. Quinn


/s/ Robert F. Vizza          Director             March 13, 2001
___________________
Robert F. Vizza


/s/ William M. Jackson       Director             March 13, 2001
___________________
William M. Jackson


/s/ Charles B. McQuade       Director             March 13, 2001
___________________
Charles B. McQuade


/s/ Alvin N. Puryear         Director             March 13, 2001
___________________
Alvin N. Puryear


/s/ Edward C. Schmults       Director             March 13, 2001
___________________
Edward C. Schmults

                        Index to Exhibits


Exhibit Number

      4            GreenPoint Financial Corp. Non-
                   Employee Directors 2001 Stock Option
                   Plan

      5            Opinion of Howard C. Bluver, Esq.,
                   Executive Vice President, General
                   Counsel and Secretary of the
                   Registrant

    23.1           Consent of Howard C. Bluver, Esq.,
                   Executive Vice President, General
                   Counsel and Secretary of the
                   Registrant (included in Exhibit 5)

    23.2           Consent of PricewaterhouseCoopers
                   LLP

     24            Powers of Attorney (included in the
                   signature page to this Registration
                   Statement)

                   GREENPOINT FINANCIAL CORP.

                     NON-EMPLOYEE DIRECTORS
                     2001 STOCK OPTION PLAN

SECTION 1.    Purpose; Definitions.

The purpose of the Plan is to provide compensation to Non-
Employee Directors in the form of Stock Options.

For purposes of the Plan, the following terms are defined as set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" means any of the following:

    a. the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company,
(B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or
(D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph c; or

    b. individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason not to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    c. consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

    d. approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

"Company" means GreenPoint Financial Corp., a Delaware corporation.

"ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and any successor thereto.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

"Fair Market Value" means as of any given date, the closing price of the Stock on the New York Stock Exchange or on any national exchange on which the Stock is listed. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee (as defined in Section 2(a)) in good faith.

"Non-Employee Director" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

"Non-Qualified Stock Option" means a Stock Option that does not meet the requirements of Section 422 of the Code.

"Participant" means a Non-Employee Director who is granted a Stock Option hereunder.

"Plan" means the GreenPoint Financial Corp. Non-Employee
Directors 2001Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

"Stock" means the common stock, par value $.01 per share, of the Company.

"Stock Option" means an option to purchase shares of Stock.

"Termination of Directorship" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.    Administration.

    a.  Committee.   The Plan shall be administered by the
Compensation Committee of the Board (the "Committee"), which shall consist of not less than three members of the Board, each of whom shall be a "non-employee director" as that term is used in Rule 16b-3 as promulgated by the Securities and Exchange Commission or any successor agency under Section 16(b) of the Exchange Act ("Rule 16b-3"). Grants of Stock Options to Participants under the Plan and the amount, nature and timing of the grants shall be automatically determined as described in
Section 5 and shall not be subject to the determination of the Committee.

    b. Authority of the Committee. Subject to certain specific limitations and restrictions set forth in the Plan, the Committee shall have full and final authority to interpret the Plan; to prescribe, amend and rescind rules and regulations, if any, relating to the Plan; and to make all determinations necessary or advisable for the administration of the Plan. No member of the

Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or gross negligence. All decisions which are made by the Committee with respect to interpretation of the terms of the Plan and with respect to any questions or disputes arising under the Plan shall be final and binding on the Company and the Participants, their heirs or beneficiaries. The Committee shall not be empowered to take any action, whether or not otherwise authorized under the Plan, which would result in any Director of the Company failing to qualify as a "non-employee director".

    c. Acts of the Committee. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

SECTION 3.    Stock Subject to Plan.

    Subject to adjustment as provided herein, there may be granted under the Plan an aggregate of not more than 275,000 shares of Stock, which number includes 12,000 of the shares of Stock remaining available for awards as of the date of adoption of the Plan under the Company's Non-Employee Directors Stock Option.

    In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in
Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number of shares of Stock reserved for issuance under the Plan, and the number and option price of shares of Stock subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

SECTION 4.     Eligibility.

    Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

SECTION 5.    Stock Options.

    a.  Initial Grants.   Each Non-Employee Director shall
initially receive, within thirty days after initial election to office, a Non-Qualified Stock Option to purchase 10,000 shares of Stock at a price equal to the Fair Market Value at the time of the grant of the shares of Stock subject to such Non-Qualified Stock Option (the "Initial Grant").

    b. Annual Grants. Prior to termination of the Plan pursuant to Section 6, on the day following the Company's Annual Meeting commencing with its Annual Meeting in 2001, such Non-Employee Director shall receive a Non-Qualified Stock Option to purchase 4,000 shares of Stock at a price equal to the Fair Market Value at the time of the grant of the shares of Stock subject to such Non-Qualified Stock Option, provided such individual shall continue to be a Non-Employee Director.

    c. Insufficient Shares of Stock. In the event that the number of shares of Stock available for grant under the Plan is insufficient to make all grants required to be made on a given date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

    d. Additional Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

1. Option Term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted.

2. Exercisability. Other than the Initial Grant, Stock Options shall be fully exercisable one year after the date of grant. Stock Options subject to the Initial Grant shall become exercisable with respect to 6,000 shares, one year after the date of grant, and with respect to an additional 2,000 shares on each of the second and third anniversaries of the date of grant.

    All Stock Options shall become immediately exercisable upon the death, retirement or disability of a Non-Employee
    Director or upon a Change of Control of the Company.

3.  Method of Exercise.  Subject to the provisions of this
    Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Options to be purchased.

    Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Stock Options may be exercised pursuant to a "cashless exercise" of a Stock Option (i.e., payment of the purchase price may be made, in whole or in part, through the surrender of shares of Common Stock at the Fair Market Value of such shares on the date of surrender), in accordance with applicable securities laws.

    No shares of Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, has given the representation described in Section 7(a).

4. Non-transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee's immediate family, whether directly or indirectly or by means of a trust or partnership or otherwise; or (iii) pursuant to a qualified domestic relations order (as defined in the Code or ERISA). For purposes of this Plan, unless otherwise determined by the Committee, "immediate family" shall mean the optionee's children, spouse and grandchildren. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such Stock Option is transferred pursuant to this paragraph, it being understood that the term "optionee" includes such guardian, legal representative and other transferee.

5. Termination. If a Termination of Directorship occurs for any reason, any Stock Option held by such Participant shall continue to be exercisable, in accordance with its terms and may be exercised for the balance of such Stock Option's term.

SECTION 6.    Term, Amendment and Termination.

    The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

    The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option without the optionee's consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules, or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, (a) no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by applicable law or stock exchange rules and (b) the Plan shall not be amended more often than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

    Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and accounting rules as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 7.    General Provisions.

    a. Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Stock pursuant to a Stock Option shall represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to the distribution thereof. The certificates for such shares of Stock shall include an appropriate legend to reflect the restrictions on transfer.

    b. Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its Non-Employee Directors.

    c. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Stock Option awarded under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may, at the election of the optionee (which election shall be subject to compliance with requirements of Rule 16b-3), be settled with Stock, including Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

    d. The Plan and all Stock Options awarded and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 8.    Effective Date of Plan.

    The Plan shall be adopted by the Board and presented to stockholders of the Company for their approval. Stock Options may be granted prior to such approval but are contingent upon such approval being obtained.















































                                8
01599003.AA2

          [GreenPoint Financial Corp. Letterhead]

                                  April 11, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


         GreenPoint Financial Corp.
         Non-Employee Directors 2001 Stock Option Plan
         Registration Statement on Form S-8


Ladies and Gentlemen:

         I am Executive Vice President, General Counsel and Secretary of GreenPoint Financial Corp. (the "Corporation"), and I am rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of shares (the "Shares") of Common Stock, par value $.01 per share, of the Corporation issuable pursuant to the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan (the "Plan").

         For purposes of this opinion, I, or attorneys under my supervision, have participated in the preparation of this Registration Statement on Form S-8 covering the above referenced Shares (the "Registration Statement") and have examined applicable statutes, rules and regulations, originals or copies, as amended to the date hereof, of the Plan, the Certificate of Incorporation of the Corporation, the Bylaws of the Corporation, and such other corporate documents and records of the Corporation as I have deemed relevant and necessary as a basis for this opinion. For purposes of this opinion, I have also assumed the genuineness of all signatures on all documents and completeness, and the conformity to original documents, of all copies submitted to me, and that all representations of fact (other than those opined on below) expressed in or implied by such documents are accurate.

         On the basis of the foregoing, I am of the opinion that the Shares when issued pursuant to the terms of the Plan will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the Plan, and to the use of my name under the heading "Interests of Named Experts and Counsel" in such Registration Statement.

                                  Very truly yours,

                                  /s/ Howard C Bluver
                                  _________________________
                                      Howard C. Bluver
                                  Executive Vice President
                                      and General Counsel

            CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (registering common stock to be used under the GreenPoint Financial Corp. Non-Employee Directors 2001 Stock Option Plan) of our report dated January 18, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Stockholders of GreenPoint Financial Corp., which is incorporated by reference in GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 2000.




                             /S/ PricewaterhouseCoopers LLP





New York, New York
April 11, 2001




























01599003.AA2